EXHIBIT 24.0

                           THE RYLAND GROUP, INC.
                              POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Edward W. Gold and Timothy J. Geckle, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any of them, to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., its Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale pursuant to Ryland's Executive and Director's Deferred Compensation Plan of deferred compensation obligations and up to 50,000 shares of Common Stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature                          Title                          Date
----------                         -----                          ----


/s/ R. Chad Dreier          Chairman of the Board,          October 27, 1998
------------------------     President and Chief
R. Chad Dreier                Executive Officer
                         (Principal Executive Officer)

/s/ Michael D. Mangan      Executive Vice President         October 27, 1998
------------------------  and Chief Financial Officer
Michael D. Mangan        (Principal Financial Officer)


/s/ Stephen B. Cook             Vice President              October 23, 1998
------------------------    and Corporate Controller
Stephen B. Cook          (Principal Accounting Officer)


/s/ James A. Flick, Jr.             Director                October 27, 1998
------------------------
James A. Flick, Jr.


/s/ Robert J. Gaw                   Director                October 27, 1998
------------------------
Robert J. Gaw


/s/ Leonard M. Harlan               Director                October 28, 1998
------------------------
Leonard M. Harlan


/s/ L. C. Heist                     Director                October 28, 1998
------------------------
L. C. Heist


/s/ William G. Kagler               Director                October 28, 1998
------------------------
William G. Kagler


/s/ Charlotte St. Martin            Director                October 28, 1998
------------------------
Charlotte St. Martin


/s/ John O. Wilson                  Director                October 23, 1998
------------------------
John O. Wilson

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